Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities I Trust 2004-HE5, Asset-Backed Certificates, Series 2004-HE5 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
I-A-1
Mellon Trust
126,935,000
100%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

I-A-2
LaSalle Bank NA
8,581,000
41%
135 S. LaSalle Street
Chicago, IL 60603

SSB&T Co
7,196,000
34%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

Wells Fargo Bank NA
5,000,000
24%
733 Marquette Avenue
Minneapolis, MN 55479

II-A
FA MA INVT
166,214,000
100%
3900 Wisconsin Avenue NW
Washington, DC 20016

III-A
FHL/RETAIN
532,859,000
100%
155 Parkrun Drive
Mail Stop 5DN
McLean, VA 22102

JP Morgan Chase Bank NA
24,692,000
39%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank NA
34,552,000
55%
135 S. LaSalle Street
Chicago, IL 60603

SSB&T Co
3,500,000
5%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

The Bank of New York
23,617,000
46%
One Wall Street
New York, NY 10286

LaSalle Bank NA
5,000,000
9%
135 S. LaSalle Street
Chicago, IL 60603

Wells Fargo Bank NA
5,000,000
9%
733 Marquette Avenue
Minneapolis, MN 55479

SSB&T Co
15,000,000
29%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

LaSalle Bank NA
8,236,000
58%
135 S. LaSalle Street
Chicago, IL 60603

SSB&T Co
6,000,000
42%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

JP Morgan Chase Bank NA
12,127,000
100%
14201 Dallas Parkway
Dallas, TX 75254

JP Morgan Chase Bank NA
10,545,000
100%
14201 Dallas Parkway
Dallas, TX 75254

Bank of New York/CNTRY
4,000,000
38%
One Wall Street, Fifth Floor
New York, NY 10015

LaSalle Bank NA
6,545,000
62%
135 S. LaSalle Street
Chicago, IL 60603